Exhibit 99.1

DXP Enterprises Reports 2017 Second Quarter Results

  $250.7 million in sales, a sequential increase of 5.1 percent
  GAAP diluted EPS of $0.23
  $16.9 million in earnings before interest, taxes, depreciation, and amortization (“EBITDA”), a sequential increase of 9.5 percent

HOUSTON--(BUSINESS WIRE)--July 25, 2017--DXP Enterprises, Inc. (NASDAQ: DXPE) today announced financial results for the second quarter ended June 30, 2017. The following are results for the three and six months ended June 30, 2017 compared to the three and six months ended June 30, 2016 and three months ended March 31, 2017, where appropriate. A reconciliation of the non-GAAP financial measures is in the back of this press release.

DXPE 2017 Second Quarter Financial Highlights:

  Sales increased 5.1 percent to $250.7 million, compared to $238.5 million for the first quarter of 2017 and $256.2 million for the second quarter of 2016, a decrease of 2.2 percent compared to the second quarter of 2016. Adjusting for the sale of Vertex, sales increased 0.9 percent.
  Earnings per diluted share was $0.23 based upon 18.2 million diluted shares, compared to $0.17 per share in the first quarter of 2017, based on 18.2 million diluted shares. In the second quarter of 2016, earnings per diluted share was $0.34 on 15.3 million diluted shares.
  Earnings before interest, taxes, depreciation and amortization (EBITDA) was $16.9 million, or 6.8 percent of sales, compared to $15.5 million for the first quarter of 2017, an increase of 9.5 percent. EBITDA increased 3.8 percent compared to the second quarter of 2016.
  Free cash flow (cash flow from operating activities less capital expenditures) for the second quarter was $9.5 million or 56 percent of EBITDA.

David R. Little, Chairman and CEO, remarked, “We are pleased to report a strong second quarter and our outlook for the second half of 2017 continues to be positive. We continue to believe momentum is building in our business. DXP’s second quarter sales included sequential increases across Service Centers and Supply Chain Services. Total DXP EBITDA increased sequentially along with earnings per diluted share. The oil & gas and industrial economy remain firm with meaningful sales growth within Service Centers. Most of our customers and the markets we serve continue to show improvement. We remain encouraged by the sequential increases despite the continued choppiness from time-to-time in our key end markets. Thank you to all our customers and DXPeople for the support and effort.

“DXP’s second quarter 2017 sales were $250.7 million, or a 5.1 percent increase over the first quarter. During the second quarter, sales were $164.7 million for Service Centers, $44.5 million for Innovative Pumping Solutions and $41.5 million for Supply Chain Services. Business segment operating income increased 14 percent sequentially and 7 percent year-over-year. We remain focused on serving existing and new customers, continuing to focus on enhancing and improving our operational execution, investing in products and people and pursuing a capital structure that aligns DXP for the future.”

Kent Yee, CFO, added, “Our second quarter sequential sales growth of 5.1 percent was great to see. Our financial results reflect our continued focus on our customers and improving market conditions. We turned DXP’s sales growth into a 9 percent sequential increase in EBITDA and 35 percent increase in earnings per diluted share. Total debt outstanding as of June 30, 2017 was $221 million. We are excited by our sales team’s focus on organic sales growth and teamwork as well as the overall tone at DXP. We look forward to continuing the momentum into the second half of the year.”

We will host a conference call regarding 2017 second quarter results on the Company’s website (www.dxpe.com) Tuesday, July 25, 2017 at 4 pm CDT. Web participants are encouraged to go to the Company’s website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The online archived replay will be available immediately after the conference call at www.dxpe.com.

DXP Enterprises 2017 second quarter business segment results:

  Service Centers’ revenue for the second quarter was $164.7 million, a 10.8 percent sequential increase and increase of 1.8 percent over the same period in 2016. Adjusting for the sale of Vertex, sales increased 7.0 percent over the same period in 2016. Operating income margin was 11.2 percent, a 221 basis point improvement over the first quarter of 2017 and 366 basis point improvement over the second quarter of 2016, on a same store sales basis.
  Innovative Pumping Solutions’ revenue for the second quarter was $44.5 million, a 9.4 percent sequential decrease and 18.2 percent decrease year-over-year with a 4.0 percent operating income margin, a 320 basis point decline from the first quarter.
  Supply Chain Services’ revenue for the second quarter was $41.5 million, a 1.8 percent sequential increase and 3.6 percent increase year-over-year with a 9.0 percent operating income margin.

Non-GAAP Financial Measures

DXP supplements reporting of net income (loss) with non-GAAP measurements, including EBITDA, Adjusted EBITDA and free cash flow. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA referred to in this press release is included below under "--Unaudited Reconciliation of Non-GAAP Financial Information."

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives.

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada, Mexico and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission.

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
($ thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Sales	$250,698	$256,215	$489,225	$509,776
Cost of sales	181,762	184,612	355,774	369,355
Gross profit	68,936	71,603	133,451	140,421
Selling, general and administrative expenses	58,679	62,754	114,958	133,574
Operating income	10,257	8,849	18,493	6,847
Other expense (income), net	57	9	(171)	(146)
Interest expense	3,992	3,951	7,645	7,360
Income (loss) before income taxes	6,208	4,889	11,019	(367)
Provision (benefit) for income taxes	2,239	(197)	4,056	(205)
Net income (loss)	3,969	5,086	6,963	(162)
Less: Net loss attributable to non-controlling interest	(166)	(84)	(305)	(220)
Net income attributable to DXP Enterprises, Inc.	4,135	5,170	7,268	58
Preferred stock dividend	22	22	45	45
Net income attributable to common shareholders	$4,113	$5,148	$7,223	$13

Diluted earnings per share attributable to DXP Enterprises, Inc.	$0.23	$0.34	$0.40	$0.00

Weighted average common shares and common equivalent shares outstanding	18,244	15,343	18,246	15,334

SEGMENT DATA
($ thousands, unaudited)

	Sales by Segment
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Service Centers	$164,749	$161,832	$313,461	$329,334
Innovative Pumping Solutions	44,470	54,353	93,528	101,784
Supply Chain Services	41,479	40,030	82,236	78,658
Total DXP	$250,698	$256,215	$489,225	$509,776

	Operating Income by Segment
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Service Centers	$18,417	$12,597	$31,758	$22,134
Innovative Pumping Solutions	1,755	5,487	5,264	5,793
Supply Chain Services	3,718	4,202	7,776	7,682
Total DXP	$23,890	$22,286	$44,798	$35,608

Reconciliation of Operating Income for Reportable Segments
($ thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating income for reportable segments	$23,890	$22,286	$44,798	$35,609
Adjustment for:
Amortization of intangibles	4,291	4,510	8,607	9,038
Corporate expense	9,342	8,927	17,698	19,724
Total operating income	10,257	8,849	18,493	6,847
Interest expense	3,992	3,951	7,645	7,360
Other expense (income), net	57	9	(171)	(146)
Income (loss) before income taxes	$6,208	$4,889	$11,019	$(367)

Unaudited Reconciliation of Non-GAAP Financial Information

The following table is a reconciliation of Adjusted EBITDA**, a non-GAAP financial measure, to income before income taxes, calculated and reported in accordance with U.S. GAAP ($ thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Income (loss) before income taxes	$6,208	$4,889	$11,019	$(367)
Plus: interest expense	3,992	3,951	7,645	7,360
Plus: depreciation and amortization	6,747	7,489	13,762	15,035

EBITDA	$16,947	$16,329	$32,426	$22,028

Plus: NCI loss before tax	269	136	493	355
Plus: Stock compensation expense	477	487	1,010	1,253

Adjusted EBITDA	$17,693	$16,952	$33,929	$23,636

**EBITDA – earnings before impairments, interest, taxes, depreciation and amortization

CONTACT:
DXP Enterprises, Inc.
Kent Yee, 713-996-4700
Senior Vice President CFO
www.dxpe.com